Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To: IR Biosciences Holdings Inc.

As independent registered certified public accountants, we hereby consent to the incorporation by reference in this FORM SB-2 Registration Statement, of our report dated March 23, 2007, relating to the consolidated financial statements of IR Biosciences Holdings Inc. and to the reference to our Firm under the caption “Experts” appearing in the Prospectus.

/s/RUSSELL BEDFORD STEFANOU  MIRCHANDANI LLP
Russell Bedford Stefanou Mirchandani LLP

New York, New York
June 14, 2007